UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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MOD-PAC CORP.

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MOD-PAC CORP.
1801 ELMWOOD AVENUE, BUFFALO, NEW YORK 14207
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DEAR SHAREHOLDERS:
The Annual Meeting of Shareholders of MOD-PAC CORP. will be held at MOD-PAC’s Corporate Headquarters, 1801 Elmwood Avenue, Buffalo, New York, on Wednesday, May 6, 2009 at 10:00 a.m., to consider and take action on the following:
1.	To elect the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on March 12, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.
It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. You may vote by mail or telephone. Further instructions are contained in the enclosed proxy card.
By Order of the Board of Directors
/s/ John B. Drenning, Secretary
Buffalo, New York
Dated: April 1, 2009
Important notice: the Company’s Proxy Statement and Annual Report to shareholders for the fiscal year ended December 31, 2008 are available at http://proxy.modpac.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 6, 2009
This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of MOD-PAC CORP., a New York corporation (“MOD-PAC” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Wednesday, May 6, 2009 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders April 1, 2009.
If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below and FOR the proposal to ratify the appointment of independent auditors. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.
A shareholder may revoke any proxy given pursuant to this solicitation at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.
RECORD DATE AND VOTING SECURITIES
The Board of Directors has fixed the close of business on March 12, 2009 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 12, 2009, MOD-PAC had outstanding and entitled to vote at the meeting a total of 2,788,911 shares of Common Stock and 641,220 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A majority of the votes cast is required to approve the selection of the Company’s auditors. Under the law of the State of New York, the Company’s state of incorporation, only “votes cast” by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld, abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted towards such nominee’s or any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

PROPOSAL 1
ELECTION OF DIRECTORS
The Shareholders are being asked to elect five directors to the Company’s Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The five directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the five nominees named below, each of whom other than Messrs. Daniel G. Keane and Kevin T. Keane is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.
The following information is provided concerning the nominees for director:
William G. Gisel, Jr., age 56, has been a director since 2003. Since mid-2006, he has been the Chief Executive Officer of Rich Products Corporation, a privately held company that is a supplier and solutions provider to the food service and in-store bakery segments of the food industry. From 1999 to 2006, Mr. Gisel served as Chief Operating Officer of Rich Products Corporation. From 1996 to 1999, Mr. Gisel served as President of Rich Product’s Food Group. Prior to that, he has held positions with Rich Products of Executive Vice President, Vice-President International and General Counsel. Mr. Gisel holds a B.A. from Williams College, a J.D. from Emory University and an M.B.A. from the University of Rochester.
Kevin T. Keane, age 76, has served as the Chairman of the Board of the Company since 2002. From 1974 to the present, Mr. Keane has been Chairman of the Board of Astronics Corporation. Astronics Corporation is a publicly traded company that manufactures lighting, electronics, and power management equipment for the global aerospace industry and test equipment for the defense industry. Astronics was the parent of the Company until its spin-off in March 2003. Mr. Keane was also the President and Chief Executive Officer of Astronics from 1974 to 2002. Mr. Keane received an A.B. in economics and an M.B.A. from Harvard University. Mr. Keane is the father of Daniel G. Keane.
Daniel G. Keane, age 43, has served as a director since 2002 and has served as the Company’s President since 1997. Mr. Keane was appointed the Chief Executive Officer of the Company in 2002. Prior to becoming President, he was employed by the Company in various other management capacities. Mr. Keane received a B.A. in economics from Dartmouth College and received an M.B.A. from Duke University. Mr. Keane is the son of Kevin T. Keane.
Robert J. McKenna, age 60, has been a director since 2002. He was President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets from October 2001 to December 2005 when he retired. From 1994 to October 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems. Mr. McKenna also serves as a director of Astronics Corporation. Mr. McKenna received a B.S. in Business Management from Western Kentucky University.
Howard Zemsky, age 49, has been a director since 2003. He has been the Managing Partner of Taurus Capital Partners LLC, a privately held investment group since 2001. From 1999 until 2001, Mr. Zemsky was President of IBP Deli Group of Companies. For over twenty years, Mr. Zemsky was employed in various management capacities by Russer Foods, Inc., a subsidiary of Tyson Foods, Inc., and from 1989 until 1999, he served as its President. Mr. Zemsky is a graduate of Michigan State University and holds an M.B.A. from the University of Rochester.
Other Directorships
In addition to serving as a member of the MOD-PAC Board of Directors, Messrs. Robert J. McKenna and Kevin T. Keane are also members of the Board of Directors of Astronics Corporation. MOD-PAC is a former subsidiary of Astronics Corporation and was spun-off to the Astronics Corporation shareholders in March 2003.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors Independence
The Board of Directors has determined that each of its current directors, except for Messrs. Daniel G. Keane and Kevin T. Keane, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.
Board of Directors Meetings and Standing Committees
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he serves, and are also invited, but not required, to attend the Annual Meeting. The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. During the year ended December 31, 2008, the Board of Directors held 4 meetings. Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.
The Audit Committee consists of Messrs. Gisel (Chair), McKenna and Zemsky, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that Messrs. Gisel, McKenna and Zemsky are each an “audit committee financial expert” as defined under federal securities laws. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee” included in this proxy statement. The Audit Committee held three meetings in 2008. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the Investor Relations section of the Company’s website at www.modpac.com.
The Compensation Committee consists of Messrs. Zemsky (Chair), Gisel and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer, with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. It does utilize market compensation data that is reflective of the markets in which the Company competes for employees. The Compensation Committee held one meeting in 2008. The Compensation Committee is not governed by a written charter.
The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Gisel and Zemsky, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors. In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates. Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in Buffalo, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Nominating/Governance Committee held one meeting in 2008. The Nominating/Governance Committee is not governed by a written charter, but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, LLC regulations.

Executive Sessions of the Board
Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors, except Messrs. Daniel G. Keane and Kevin T. Keane. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.
Code of Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company. This Code of Business Conduct and Ethics is posted on the Investor Information section of the Company’s website at www.modpac.com. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any member of the Company’s Compensation Committee or any of its executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of the Compensation Committee was, during fiscal 2008 or prior thereto, an officer or employee of the Company or any of its subsidiaries.
Compensation of Directors
The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s directors during the year ended December 31, 2008:

						Change in Pension
						Value and Non-
					Non-Equity	Qualified Deferred
	Fees Earned or	Stock	Option		Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards (4)		Compensation	Earnings	Compensation	Total

William G. Gisel, Jr. (1)	$20,000	—	$9,099	(5)	—	—	—	$29,099

Daniel G. Keane (2)	—	—	—		—	—	—	—

Kevin T. Keane (3)	$30,000	—	$9,099	(5)	—	—	—	$39,099

Robert J. McKenna (1)	$20,000	—	$9,099	(5)	—	—	—	$29,099

Howard Zemsky (1)	$20,000	—	$9,099	(5)	—	—	—	$29,099

(1)	As of December 31, 2008, each of Messrs. Gisel, McKenna and Zemsky had outstanding (a) options to purchase 4,000 shares of Common Stock at an exercise price of $8.44, (b) options to purchase 2,000 shares of Common Stock at an exercise price of $15.54, (c) options to purchase 4,000 shares of Common Stock at an exercise price of $11.68, (d) options to purchase 4,000 shares of Common Stock at an exercise price of $10.00 and (e) options to purchase 4,000 shares of Common Stock at en exercise price of $5.62, all of which are exercisable within 60 days.

(2)	Daniel G. Keane receives no separate compensation as a director of the Company.

(3)	As of December 31, 2008, Kevin T. Keane had outstanding (a) options to purchase 18,750 shares of Common Stock at an exercise price of $8.44, (b) options to purchase 14,000 shares of Common Stock at an exercise price of $12.80, (c) options to purchase 4,000 shares of Common Stock at an exercise price of $11.68, (d) options to purchase 4,000 shares of Common Stock at an exercise price of $10.00 and (e), options to purchase 4,000 shares of Common Stock at an exercise price of $5.62, all of which are exercisable within 60 days.

(4)	All options issued to directors are issued pursuant to the Company’s 2002 Director Stock Option Plan. Options issued under this plan have an exercise price no less than the fair market value of the Common Stock on the day of grant, typically vest six months after grant, and generally expire ten years after the date of grant.

(5)	Represents the expense incurred by the Company in 2008 with respect to options granted in 2008.

Directors’ and Officers’ Indemnification Insurance
On March 1, 2009, the Company obtained a Directors’ and Officers’ Liability Insurance policy written by Federal Insurance Company. The annual premium is $82,000. The policy has limits of $10 million and provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. The Company has made no significant payments or claims of indemnification or expenses under any such insurance policies at any time.
The Company also has entered into indemnification agreements with its executive officers and directors. The indemnification agreements provide that the officer or director will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.
Contacting the Board of Directors
Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, MOD-PAC CORP., 1801 Elmwood Avenue, Buffalo, New York 14207. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

REPORT OF AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the NASDAQ Stock Market, LLC. listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that each of Messrs. Gisel, McKenna and Zemsky qualifies as an “audit committee financial expert.”
The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit, and met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2008 with management. The Audit Committee has also discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed the independence of Ernst & Young LLP with that firm.
Based on the review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

March 5, 2009	William G. Gisel, Jr., Chairman Robert J McKenna Howard Zemsky

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing stockholder value.
The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives. The Company’s compensation philosophy is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s relative performance and strategic goals.
Base Salary
The Compensation Committee utilizes market compensation data that is reflective of the markets in which the Company competes for employees. The Compensation Committee generally approves the salaries paid to the Company’s executive officers and as part of its responsibilities, the Compensation Committee reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations, experience of the executive and the recommendation of the Chief Executive Officer. In appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer. The Compensation Committee, consistent with the views of Daniel G. Keane, acknowledged the Company’s improved results in 2008. The Compensation Committee also recognized the additional responsibilities that Messrs. Lupp, Rechin, and Geary undertook in 2008. Salary adjustments were made in December 2008, effective January 12, 2009, for Messrs. Lupp, Rechin and Geary for a new annual rate of $250,000, $175,000 and $160,000, respectively. The Compensation Committee, with Daniel G. Keane’s active concurrence, determined to forego a base salary increase for 2009 for Daniel G. Keane.
Annual Bonus
The Compensation Committee has the authority to award discretionary annual bonuses to the Company’s executive officers. The annual incentive bonuses are intended to compensate officers for achieving both short-term and long-term financial and operational goals such as sales growth, earnings after tax, return on equity, investment in resources necessary to grow the business and expense management.
The discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year. The discretionary annual bonus is not benchmarked to a percentage of base salary, but is determined following a review of each executive’s individual performance and contribution to the Company’s tactical and strategic plans. In appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus. For 2008, discretionary annual bonuses were awarded to Messrs. Lupp, Rechin and Geary in the amount of $70,000, $32,000 and $29,000, respectively. Daniel G. Keane did not receive a bonus for 2008.
Long-Term Incentives
The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s stock option plans have been established to provide certain of its employees, including its executive officers, with incentives to help align those employees’ interests with the interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving its compensation goals. The Company has not adopted stock ownership guidelines, and, other than the Company’s broad-based Employee Stock Purchase Plan, its stock option plans have provided the principal method for its executive officers to acquire equity or equity-linked interests in the Company.

Options
The Company’s 2002 Stock Option Plan authorizes it to grant options to purchase shares of common stock to its employees. The Compensation Committee is the administrator of the 2002 Stock Option Plan. Stock option grants generally are made annually or at the commencement of employment. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer. In 2008, certain named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards.” Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant, typically vest 20% per annum based upon continued employment over a 5-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.
The Company’s 2002 Director Stock Option Plan authorizes it to grant options to purchase shares of common stock to its directors who are not executive officers or employees. Daniel G. Keane is the sole member of the Stock Option Committee that administers the 2002 Director Stock Option Plan. Stock option grants generally are made during the 30-day period commencing one week after the issuance of a press release announcing the Company’s quarterly or annual results of operations. The Stock Option Committee reviews and approves stock option awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations.
Employment Agreements
The Company generally has not entered into employment agreements with its executive officers. In January 2006, the Company entered into an employment agreement with Mr. Lupp to serve as the Vice President — Finance and Chief Financial Officer of the Company. Pursuant to the terms of the employment agreement, Mr. Lupp’s employment is “at will” and continues until terminated by either party. The employment agreement provides for base compensation of $190,000 per year, subject to annual upward adjustment in the sole discretion of the Compensation Committee, annual performance bonus compensation and long term incentives in the sole discretion of the Compensation Committee and is entitled to participate in the Company’s standard benefit programs. If Mr. Lupp is terminated by the Company without “cause” or if he terminates his employment for “good reason,” the Company will be obligated to pay Mr. Lupp severance in the amount of his then base salary for a period of eight months from the date of termination plus an additional one month thereafter for every full year he has been employed by the Company through the date of termination. In no event shall such severance period exceed twelve months from the date of termination. If Mr. Lupp is terminated without “cause” within 18 months of a “change in control,” the Company will be obligated to pay Mr. Lupp as severance 140% of his then current base salary (grossed up for perquisites) for a period of one year from the date of termination.
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s Incentive Stock Option Plan and oversees the administration of other compensation plans and programs.
The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

March 5, 2009	Howard Zemsky, Chairman William G. Gisel, Jr. Robert J. McKenna

Summary Compensation Table
The following table sets forth the cash compensation as well as certain other compensation paid during the years ended December 31, 2008, 2007 and 2006, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:

							Change in Pension
							Value and Non-
						Non-Equity	Qualified Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Award	Awards	Compensation	Earnings	Compensation		Total

Daniel G. Keane,	2008	$274,000	—	—	$105,162	—	—	$33,810	(1)	$412,972
President and	2007	$274,000	—	—	$33,874	—	—	$36,063		$343,937
Chief Executive Officer	2006	$274,000	—	—	$126,029	—	—	$38,380		$438,409

David B. Lupp,	2008	$203,923	$70,000	—	$49,244	—	—	$32,551	(2)	$355,718
Chief Operating Officer and	2007	$200,000	$40,000	—	$31,513	—	—	$34,866		$306,379
Chief Financial Officer	2006	$175,385	$64,000	—	$14,763	—	—	$90,139		$344,287

Philip C. Rechin,	2008	$152,942	$32,000	—	$15,900	—	—	$8,330	(3)	$209,172
Vice President — Sales	2007	$150,000	$26,000	—	$14,719	—	—	$8,551		$199,270
	2006	$145,482	$52,000	—	$13,207	—	—	$12,492		$223,181

Daniel J. Geary,	2008	$137,942	$29,000	—	$12,220	—	—	$7,926	(4)	$187,088
Vice President — Finance	2007	$135,000	$20,000	—	$6,466	—	—	$1,695		$163,161
	2006	$129,327	$26,000	—	$3,684	—	—	$5,032		$164,043

(1)	Represents club fees and dues of $11,263, gross up for income taxes related to club fees and dues of $8,903, personal use of company automobile of $2,153, gross up for income taxes related to personal use of company automobile of $1,702, medical and dependent expenses of $5,000, life insurance premiums of $300, gross up for income taxes related to life insurance premiums of $237, long term care insurance premiums of $1,118, personal financial planning and tax return preparation expense of $1,750 and gross up for income taxes related to personal financial planning and tax return preparation expense of $1,384.

(2)	Represents club fees and dues of $6,656, gross up for income taxes related to club fees and dues of $5,261, personal use of company automobile of $3,371, gross up for income taxes related to personal use of company automobile of $2,665, medical expenses of $5,000, life insurance premiums of $1,849, gross up for income taxes related to life insurance premiums of $1,461, long term care insurance premiums of $612, personal financial planning and tax return preparation expense of $1,886, gross up for income taxes related to personal financial planning and tax return preparation expense of $1,490 and the contribution to the Company’s Profit Share / 401K Plan made by the Company of $2,300.

(3)	Represents automobile allowance of $6,500, life insurance premiums of $279, and the contribution to the Company’s Profit Share / 401K Plan made by the Company of $1,551.

(4)	Represents automobile allowance of $6,250, life insurance premiums of $124, and the contribution to the Company’s Profit Share / 401K Plan made by the Company of $1,552.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2008 to the executives named in the summary compensation table. All options were granted pursuant to the Company’s 2002 Stock Option Plan.

								All Other	All Other
								Stock	Option
								Awards:	Awards:
								Number of	Number of		Exercise or
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares of	Securities		Base Price of
		Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying		Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		per share

Daniel G. Keane,	December 15, 2008	—	—	—	—	—	—	—	40,000	(1)	$1.85
President and Chief Executive Officer

David B. Lupp,	December 15, 2008	—	—	—	—	—	—	—	40,000	(1)	$1.85
Chief Operating Officer and Chief Financial Officer

Philip C. Rechin,	December 15, 2008	—	—	—	—	—	—	—	10,000	(2)	$1.85
Vice President — Sales

Daniel J. Geary,	December 15, 2008	—	—	—	—	—	—	—	9,000	(2)	$1.85
Vice President — Finance

(1)	The options vest on June 15, 2009 and expire ten years after the date of grant.

(2)	The options vest at the rate of 20% per year commencing December 15, 2009, and expire ten years after the date of grant.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2008:

	Option Awards					Stock Awards
			Equity Incentive
			Plan Awards:					Equity Incentive	Equity Incentive
	Number of	Number of	Number of					Plan Awards:	Plan Awards:
	Securities	Securities	Securities			Number of	Market Value of	Number of	Market or Payout
	Underlying	Underlying	Underlying			Shares or Units	Shares or Units	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock That	of Stock That	Units or Other	Shares, Units or
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Rights That Have	Other Rights That
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Not Vested	Have Not Vested

Daniel G. Keane,	14,180	—	—	$5.221	January 18, 2009	—	—	—	—
President and	13,673	—		6.22	January 18, 2010
Chief Executive Officer	12,277	—		12.413	April 26, 2011
	11,172	—		10.344	January 25, 2012
	31,921	—		5.392	January 24, 2013
	28,000	—		8.44	February 20, 2014
	22,300	—		12.80	January 6, 2015
	22,300	—		11.68	December 21, 2015
	10,700	11,600		10.00	December 13, 2016
	26,000	—		7.36	December 20, 2017
	—	40,000		1.85	December 15, 2018

David B. Lupp,	6,000	9,000	—	$11.73	March 8, 2016	—	—	—	—
Chief Operating Officer and	6,000	9,000		10.00	December 13, 2016
Chief Financial Officer	4,500	18,000		7.36	December 20, 2017
	—	40,000		1.85	December 15, 2018

Philip C. Rechin,	1,688	—	—	$6.22	January 18, 2010	—	—	—	—
Vice President — Sales	1,535	—		7.738	January 19, 2011
	1,228	—		10.344	January 25, 2012
	4,297	—		5.392	January 24, 2013
	3,520	880		8.44	February 20, 2014
	1,320	880		12.80	January 6, 2015
	1,800	1,200		11.68	December 21, 2015
	1,200	1,800		10.00	December 13, 2016
	1,000	4,000		7.36	December 20, 2017
	—	10,000		1.85	December 15, 2018

Daniel J. Geary,	1,800	1,200	—	$11.68	December 21, 2015	—	—	—	—
Vice President — Finance	1,200	1,800		10.00	December 13, 2016
	1,800	7,200		7.36	December 20, 2017
	—	9,000		1.85	December 15, 2018

Options Exercised and Stock Vested
The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2008:

	Option Awards		Stock Awards
	Number of Shares Acquired	Value Realized on	Number of Shares Acquired	Value Realized on
Name	on Exercise	Exercise	on Vesting	Vesting

Daniel G. Keane,	(1)	(1)	—	$0
President and Chief Executive Officer

David B. Lupp,	(1)	(1)	—	$0
Vice President — Chief Operating Officer and Chief Financial Officer

Philip C. Rechin,	(1)	(1)	—	$0
Vice President — Sales

Daniel J. Geary,	(1)	(1)	—	$0
Vice President — Finance

(1)	No options exercised in 2008.
Non-Qualified Deferred Compensation
The Company does not have any non-qualified defined contribution or other plan that provides for the deferral of compensation.
Other Potential Post-Employment Payments
Except with respect to Mr. Lupp, the Company does not have any contracts, agreements, plans or arrangements, whether unwritten or written, that provide for payments to the executives named in the summary compensation table at, following, or in connection with any termination, including, without limitation, payments resulting from resignation, severance, retirement, termination or change in control. As set forth in the executive compensation discussion and analysis, the Company has entered into an employment agreement with Mr. Lupp. Pursuant to his employment agreement, if Mr. Lupp is terminated by the Company without “cause” or if he terminates his employment for “good reason,” the Company will be obligated to pay him severance in the amount of his then base salary for a period of eight months from the date of termination plus an additional one month thereafter for every full year he has been employed by the Company through the date of termination. In no event shall such severance period exceed twelve months from the date of termination. If Mr. Lupp is terminated without “cause” within 18 months of a “change in control,” the Company will be obligated to pay Mr. Lupp as severance 140% of his then current base salary (grossed up for perquisites) for a period of one year from the date of termination.
In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments, and the amount thereof, has been determined by the Company on a case by case basis.

Equity Compensation Plan Information
The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2008.

Number of Securities
Remaining for Future
	Number of Securities to be	Weighted Average	Issuance under Equity
	Issued upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	537,009	$7.33	554,758

Equity compensation plans not approved by security holders	—	—	—

Total	537,009	$7.33	554,758

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of February 28, 2009 (an asterisk indicates less than 1% beneficial ownership of the class):

Name and Address	Shares of Common Stock		Shares of Class B Stock
of Owner (1)	Number	Percentage	Number	Percentage

William G. Gisel, Jr. (2)	20,110	*	—	—

Daniel J. Geary (3)	4,800	*	—	—

Daniel G. Keane (4)	259,718	8.7%	226,283	34.7%

Kevin T. Keane (5)	450,845	15.9%	75,650	11.8%

David B. Lupp (3)	16,500	*	—	—

Robert J. McKenna (2)	18,550	*	206	*

Philip C. Rechin (6)	19,471	*	767	*

Howard Zemsky (2)	62,880	2.2%	—	—

Aegis Financial Corporation (7)	187,027	6.7%	—	—

John H. Lewis (8)	157,962	5.7%	—	—

Dimensional Fund Advisors LP (9)	155,619	5.6%	—	—

Arbiter Partners, L.P. (10)	147,462	5.3%	—	—

All directors and executive officers as a group (8) persons) (11)	852,874	27.4%	302,906	46.4%

*	Less than 1%.

(1)	The address for all directors and officers listed is: 1801 Elmwood Avenue, Buffalo, New York 14207.

(2)	Includes 18,000 shares of Common Stock subject to options exercisable within 60 days.

(3)	All of such shares are subject to options exercisable within 60 days.

(4)	Includes 182,472 shares of Common Stock and 10,051 shares of Class B Stock subject to options exercisable within 60 days, 16,997 shares of Common Stock and 14,995 shares of Class B Stock owned by Mr. Daniel G. Keane’s wife, and 25,000 shares of Common Stock owned by Mr. Daniel G. Keane’s children.

(5)	Includes 44,750 shares of Common Stock subject to options exercisable within 60 days and 29,439 shares of Common Stock and 12,414 shares of Class B Stock owned by Mr. Kevin Keane’s wife or held in trust for the benefit of Mr. Keane’s wife.

(6)	Includes 18,141shares of Common Stock and 767 shares of Class B Stock subject to options exercisable within 60 days.

(7)	Information with respect to Aegis Financial Corporation(“Aegis”) is based on a joint Schedule 13G filed with the SEC on February 12, 2009 on behalf of Aegis and Scott L. Barbee. The stated address for Aegis and Messr. Barbee is 1100 North Glebe Road, Suite 1040, Arlington, VA 22201.

(8)	Information with respect to John H. Lewis and his holdings of common stock is based on Schedule 13G filed with the SEC on February 24, 2009. The holdings described above include 57,792 shares held by Osmium Capital, LP and 97,997 shares held by Osmium Capital II, LP. The holdings also include 2,173 shares held by accounts individually managed by Osmium Partners, LLC. Mr. Lewis is the controlling member of Osmium Partners, LLC, which serves as the general partner of Osmium Capital, LP, Osmium Capital II, LP and Osmium Spartan, LP. The stated address for John H. Lewis is 388 Market St., Suite 920, San Francisco, CA. 94111.

(9)	Information with respect to Dimensional Fund Advisors LP is based on Schedule 13G filed with the SEC on February 9, 2009. The stated address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(10)	Information with respect to Arbiter Partners, L.P. is based on Schedule 13F filed with the SEC on February 12, 2009. The stated address for Arbiter Partners, L.P. is 149 Fifth Avenue, Fifteenth, Floor, New York, NY 10010.

(11)	Includes an aggregate of 320,663 shares of Common Stock and 10,818 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of MOD-PAC CORP. for 2009. All services provided on the Company’s behalf by Ernst & Young LLP during fiscal 2007 and 2008 were approved in advance by the Audit Committee. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Auditor Fees. The following table sets forth the fees billed to the Company for the last fiscal year by the Company’s independent auditors, Ernst & Young LLP:

	2008	2007
Audit	$191,201	$187,200
Audit-related	—	—
Tax	16,485	42,200
All Other	—	26,400
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
During 2008, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company’s securities.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval. In 2008, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.
PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING
To be considered for inclusion in the proxy materials for the 2010 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 4, 2009.
If a shareholder wishes to present a proposal at the Company’s 2010 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2010 Annual Meeting of Shareholders, such notice must be received not later than March 7, 2010 and not earlier than February 5, 2010. The Company’s by-laws set out specific requirements that such written notices must satisfy.
With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company’s proxy materials relating to the 2010 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 15, 2010.

OTHER BUSINESS
The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.
Copies of the 2008 Annual Report to Shareholders of MOD-PAC have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from MOD-PAC CORP., 1801 Elmwood Avenue, Buffalo, NY 14207, or at http://proxy.modpac.com.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 12, 2009, ON REQUEST TO SHAREHOLDER RELATIONS, MOD-PAC CORP., 1801 ELMWOOD AVENUE, BUFFALO, NEW YORK 14207.

Buffalo, New York April 1, 2009	BY ORDER OF THE BOARD OF DIRECTORS /s/ John B. Drenning, Secretary

ANNUAL MEETING OF SHAREHOLDERS OF MOD-PAC CORP. May 6, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://proxy.modpac.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O William G. Gisel, Jr. O Daniel G. Keane WITHHOLD AUTHORITY O Kevin T. Keane
FOR ALL NOMINEES O Robert J. McKenna O Howard Zemsky FOR ALL EXCEPT (See instructions below) FOR AGAINST ABSTAIN
2. Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year. 3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MOD-PAC CORP. 1801 Elmwood Avenue Buffalo, New York 14207 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 2009, AT 10:00 A.M. As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Kevin T. Keane and Daniel G. Keane, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of Class B and Common Stock of the undersigned at the Annual Meeting of Shareholders of MOD-PAC CORP., to be held at the Company’s headquarters, 1801 Elmwood Avenue, Buffalo, New York 14207, on May 6, 2009, at 10:00 a.m. and at any adjournments, upon matters described in the Proxy Statement furnished herewith and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED HEREIN AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF MOD-PAC CORP. May 6, 2009 PROXY VOTING INSTRUCTIONS TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote by phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://proxy.modpac.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEES O William G. Gisel, Jr. O Daniel G. Keane WITHHOLD AUTHORITY O Kevin T. Keane
FOR ALL NOMINEES O Robert J. McKenna O Howard Zemsky FOR ALL EXCEPT
(See instructions below) FOR AGAINST ABSTAIN 2. Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year. 3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.